UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2005 ev3 Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51348	32-0138874
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Nathan Lane North Plymouth, Minnesota	55442
(Address of Principal Executive Offices)	(Zip Code)

(763) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On November 14, 2005, ev3 Inc., a Delaware corporation (“ev3”), and its wholly owned subsidiary, Micro Investment, LLC, a Delaware limited liability company (“MII”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Micro Therapeutics, Inc., a Delaware corporation (“MTI”), pursuant to which ev3 would acquire the shares of MTI that it does not already own. ev3, through MII, currently owns approximately 70.1% of the outstanding shares of MTI’s common stock. Subject to the terms and conditions of the Merger Agreement, at the effective time of the merger (the “Merger”), MII would be merged with and into MTI, with MTI continuing as the surviving corporation and a wholly owned subsidiary of ev3. Pursuant to the Merger Agreement, at the effective time and as a result of the Merger, ev3 would issue 0.476289 of a share of its common stock in exchange for each outstanding share of common stock of MTI (the “Exchange Ratio”). In addition, each outstanding option to purchase shares of MTI common stock would be converted into an option to purchase shares of ev3 common stock on the same terms and conditions (including vesting) as were applicable under such MTI option and the exercise price and number of shares for which each such option is (or will become) exercisable will be adjusted based on the Exchange Ratio.  The Merger Agreement was unanimously recommended by the special independent committee of the MTI board of directors and was unanimously approved by the MTI and ev3 boards of directors.  As a result of the execution of the Merger Agreement, ev3 no longer intends to commence the previously announced exchange offer for the MTI shares that it does not already own.

ev3 and MTI expect to file materials with the Securities and Exchange Commission (the “SEC”) and to mail an information statement/prospectus to MTI stockholders as soon as practicable thereafter. As the majority stockholder of MTI, ev3 has executed a written consent approving the Merger, which is the only stockholder approval necessary or required to complete the Merger under applicable law or the Merger Agreement.  As a result, MTI will not be soliciting its stockholders to vote upon the Merger.  The Merger, which is subject to customary conditions, is expected to be completed in the first quarter of 2006.

On November 14, 2005, ev3 and MTI issued a joint press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1.  The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2005, by and between ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc.

99.1	Joint Press Release of ev3 Inc. and Micro Therapeutics, Inc., dated November 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005	ev3 Inc.

	By:	/s/ Patrick D. Spangler
Name: Patrick D. Spangler
Title: Chief Financial Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2005, by and between ev3 Inc., Micro Investment, LLC and Micro Therapeutics, Inc.

99.1	Joint Press Release of ev3 Inc. and Micro Therapeutics, Inc., dated November 14, 2005